UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 25, 2019

Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Address of principal executive offices)

(215) 488-9300

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934: Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On October 25, 2019, Windtree Therapeutics, Inc. (the “Company”) issued a press release which provided updates on the Company’s lead development programs and business operations, including with respect to certain financial information.  The press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 hereto relating to the Company’s current financial status and all other matters except for those discussed under Item 8.01 below shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filings.

Item 7.01.	Regulation FD Disclosure.

In connection with ongoing business development activities, executives of Windtree Therapeutics, Inc. (the “Company”) have prepared the presentation attached to this Current Report on Form 8-K as Exhibit 99.2. The information contained in the presentation is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the Securities and Exchange Commission (SEC) and other public announcements that the Company has made and may make from time to time by press release or otherwise. The furnishing of the attached presentation is not an admission as to the materiality of any information contained therein.

Among other things, this presentation includes program updates for the Company’s lead programs, istaroxime, AEROSURF®, and rostafuroxin; results of the istaroxime phase 2b clinical trial; information related to a planned additional study evaluating istaroxime in early cardiogenic shock; and updates to the Company’s business strategy and anticipated program and corporate milestones.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.2 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor is it to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01.	Other Events.

The press release referred to in Item 2.02 provided updates on the Company’s lead development programs and business operations. Subject to the note relating to the press release contained in Item 2.02 of this Current Report on Form 8-K, the press release is attached as Exhibit 99.1 hereto.

●

Among other things, after assessing data from the istaroxime phase 2 clinical program in heart failure, the Company has added an early cardiogenic shock clinical study to the istaroxime development plan, which the Company plans to initiate in the first half of 2020 while continuing to work on a larger, acute heart failure study in a less severe population.

●

In addition, the Company is actively engaged in discussions with various parties to potentially secure additional capital, through a combination of one or more of public or private equity offerings and strategic transactions, although there can be no assurance that the Company will be successful in raising sufficient amounts of capital as and when required or on terms that are favorable to the Company.

Risk Factors

As of October 25, 2019, we believe our cash resources are only sufficient to fund our business operations through November 2019. If we do not secure additional capital to support our future activities before our existing cash resources are exhausted, we likely will be unable to continue as a going concern.

As of September 30, 2019, we had cash and cash equivalents of $4.3 million. On October 24, 2019, LPH II Investments Ltd. (LPH II), an affiliate of Lee’s Pharmaceutical Holdings Limited, agreed to lend the Company $1.0 million to fund the Company’s operations. The Company believes that, including the LPH II loan, it currently has sufficient cash and cash equivalent resources to fund its business operations through late-November 2019. We expect to continue to incur significant losses and require significant additional capital to advance our development programs, support our operations and business development efforts, and satisfy existing obligations. These conditions raise substantial doubt about our ability to continue as a going concern.

We have not yet established an ongoing source of revenue sufficient to cover our operating costs and allow us to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital. We plan, and are currently actively engaged in discussions with various parties, to secure the additional capital that we require potentially from a combination of public or private equity offerings and strategic transactions, including potential alliances and drug product collaborations focused on specified geographic markets; however, none of these alternatives are committed at this time and there can be no assurance that we will be successful in identifying and completing such a transaction in the future. If we are unable to identify any alternative and consummate one or more transactions on terms that are acceptable to us, or if we are unable to raise sufficient capital through such transactions, or within a time that would support our capital requirements, we likely will not have sufficient cash resources and liquidity to fund our business operations, which could significantly limit our ability to continue as a going concern. If we are unable to raise the required capital, we may be forced to curtail our activities and, ultimately, cease operations.

Our additional clinical study of istaroxime in early cardiogenic shock involves risks and uncertainties that are inherent in clinical development. Such clinical trials may be delayed, or fail, which will harm our business prospects.

Our plans include an additional clinical study of istaroxime in early cardiogenic shock, an area that we have not studied previously. To gain marketing authorization for new indications such as early cardiogenic shock, we will need to engage with the US Food and Drug Administration (FDA) and successfully complete our clinical program. We may not reach agreement with the US Food and Drug Administration (FDA) or a foreign regulator on the extent of our clinical program, the design of any one or more of the clinical trials necessary for approval. We may suffer significant delays or setbacks in any stage of our clinical trials. and if our results are inconclusive or non-compelling or otherwise insufficient to support a strategic or financing transaction, we potentially could be forced to limit or cease all development activities, which would have a material adverse effect on our business.

The timing and completion of clinical trials to study our product candidates depend on many factors, including the rate at which patients are enrolled. Delays in patient enrollment in clinical trials would likely result in increased costs, program delays, or both. Patient enrollment is a function of many factors, including potentially:

•	the number of clinical sites;
•	the size of the patient population;
•	the perceived risks and benefits of the product candidate;
•	the existence of competing clinical trials;
•	the severity of the disease under investigation;
•	the existence of alternative available products;
•	the eligibility and enrollment criteria for the study;
•	the willingness of patients (or premature infants’ parents or guardians) to participate in the clinical trial;
•	the trial complexity and resources required by a clinical study site to participate;
•	availability of clinical supplies and materials;
•	the existence of alternative available products; and
•	geographical and geopolitical considerations.

In addition, additional risks and uncertainties inherent in the clinical development process include but are not limited to:

•	the ability to design a clinical trial that will assure demonstration of improved efficacy over that of a comparator in the primary endpoint of a trial and demonstration of an adequate safety profile;
•	the ability of third-party clinical trial consultants and third-party contract research organizations (CROs) to successfully carry out their activities or meet expected deadlines;
•	our ability to adequately manage the design, execution and regulatory aspects of our complex and diverse clinical trials;
•	our ability to successfully develop and manufacture our APIs, drug products and product candidates in a manner that ensures that they will perform as intended;
•

the risk that our clinical trials may be interrupted, delayed or halted because of health and safety concerns (such as patient side effects) or because of matters related to the design of the study or drug availability; and

•

the risk that clinical trial design and size is inadequate to assure demonstration of efficacy and meet statistical significance in outcomes, due to variation between clinicians, medical sites and countries in medical practices and procedures associated with treating our targeted diseases.

For a more detailed discussion of risks and uncertainties related to our financial and development activities, see, the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2018 that we filed with the SEC on April 16, 2019, as amended by the Form 10-K/A that we filed with the SEC on April 23, 2019, and our Quarterly Reports on Form 10-Q filed thereafter, and our other filings with the SEC, and any amendments thereto.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits:

99.1   Press Release of Windtree Therapeutics, Inc., dated October 25, 2019.

            99.2   Windtree Therapeutics, Inc. Presentation dated October 2019.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development, cash flows, future revenues, the timing of planned clinical trials or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.  Any forward-looking statement made by us in this Current Report on Form 8-K is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windtree Therapeutics, Inc.

By: /s/ Craig Fraser
Name: Craig Fraser
Title: President and Chief Executive Officer

Date:     October 25, 2019